Exhibit a.2

AUG 22 ‘02 04:52PM ROB. BRAD. HIIN. SOSID: 643290 Date Filed: 8/26/2002 12:44 PM Elaine F. Marshall North Carolina Secretary of State CERTIFICATE OF LIMITED PARTNERSHIP OF CAPITALSOUTH PARTNERS II FUND LIMITED PARTNERSHIP The undersigned, desiring to form a limited partnership pursuant to the North Carolina Revised Uniform Limited Partnership Act, Article V of Chapter 59 of the North Carolina General Statutes, do hereby certify as follows: The name of the limited partnership is Capital South Partners Fund II Limited Partnership. The street address and the mailing address of the initial registered office of the limited partnership in the State of North Carolina is 1228 E. Morehead Street, Suite 102, Charlotte, Mecklenburg County, North Carolina 28204, and the name of its initial registered agent at such address is Joseph B. Alai a. Ill, III. The latest day upon which the limited partnership is to dissolve is December 31,2099. IV. The street address and the mailing address of the sole general partner of the , limited partnership is Capital South Partners F-II, LLC, a North Carolina limited liability company, 1228 E, Morehead Street, Suite 102, Charlotte, Mecklenburg County, North ‘ r Carolina 28204. C-781965v02_ 14574.0QCH3 Certification# 94377441-1 Reference# 11605812-0 Page: 2 of 3

Page. 3/3 AUG 22 ‘02 04:53PM ROB. BRRD. HIN. IN WITNESS WHEREOF., the undersigned have executed this Certificate of Limited Partnership as of the 13th day of August 2002, CAPITALSOUTH PARTNERS F-II, LLC, general partner of limited partnership By Name: Joseph B. Alala, III Title :Manager C”781965v02_ 14574.00013 Certification# 94377441-1 Reference# 11605812-0 Page: 3 of 3